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CONSENT OF INDEPENDENT AUDITORS

         We consent to the use of our report dated March 14, 2003 [except for note 10 as to which the date is March 28, 2003], with respect to the consolidated financial statements of TOUCHTUNES MUSIC CORPORATION as at December 31, 2002 and 2001 and for the years then ended included in this report on Form 10-KSB/A of TouchTunes Music Corporation to be filed to the Securities and Exchange Commission dated May 1, 2003.



Montreal, Canada                                          ERNST & YOUNG, LLP
May 1, 2003                                               Chartered Accountants